Exhibit 99.2

July 27, 2011

Re: TNP Strategic Retail Trust, Inc. - Second Quarter 2011 Results

Dear Advisor and Shareholder:

Thank you for your investment in TNP Strategic Retail Trust, Inc. (“SRT”). Thompson National Properties, LLC (“TNP”) is pleased to provide this update on SRT. Following are some highlights from the second quarter of 2011.

Loans or properties acquired	Two
Aggregate purchase price	$33,000,000
Square feet of new properties	312,031
New tenants added	35
Annual gross income added	$3,453,216
Shares purchased	680,635	Best quarter
Shareholders added	230	Most shareholders added

Pinehurst East

SRT’s purchase, through an UPREIT transaction, of the 114,000 square foot Bismarck, ND property added to our portfolio strong national tenants with increasing sales including – T.J. Max, Old Navy, Shoe Carnival and Five Guys Burgers. SRT acquired the property for $15 million of value in May.

Constitution Trail Loan Acquisition

During the quarter, SRT also purchased mortgages with an aggregate principal value of $42,000,000, secured by the 197,739 sq. ft. Schuck’s grocery anchored center in Normal, IL for $18 million. The acquisition included 28 acres of undeveloped land and free standing pads.

Pending Acquisition

Furthermore, SRT has contracted to acquire Topaz Marketplace, a 53,259 sq. ft. shopping center anchored by Fresh and Easy located in Southern California. The acquisition is currently scheduled to close in the third quarter.

Potential Pad Sales

Finally, SRT has received numerous offers from qualified buyers to purchase various fast food tenants’ pad buildings at substantial gains to SRT should the sales close. If sold, SRT intends to use these proceeds to acquire new properties under 1031 transactions.

We continue to see exciting opportunities to purchase newer, well located grocery anchored centers of similar caliber to the existing portfolio.

Please see enclosed new aerial pictures of Waianae Mall and Moreno Marketplace and the new residential and industrial developments which have recently been completed and are occupied bringing many more shoppers to SRT’s tenants! Waianae Mall is located approximately 8.5 miles up the road from the new Disney resort Aulani.

We thank you for your support and look forward to our continued growth. If you have any questions, please call me at (949) 648-8669.

Sincerely,

Anthony W. “Tony” Thompson

Chairman & CEO

Enclosures

This business update contains forward-looking statements within the meaning of federal securities laws and regulations. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: an inability to identify appropriate options and funding for acquisitions and investments; volatility in the debt or equity markets affecting the Company’s ability to acquire or sell real estate assets; the Company’s inability to make interest and principal payments on its outstanding indebtedness; national and local economic and business conditions; the ability to maintain sufficient liquidity and the Company’s access to capital markets; the performance of real estate assets after they are acquired; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations. This release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K, as amended, and Form 10-Q. Copies of these reports are available on our website and at www.sec.gov. This business update shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Securities offered through TNP Securities, LLC. Member FINRA/ SIPC.

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